================================================================================
                                                                    Exhibit 99.1

[GRAPHIC OMITTED]
     OCWEN

                                           Ocwen Financial Corporation(R)
================================================================================

FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION CONTACT:
                                       Robert J. Leist, Jr.
                                       Vice President & Chief Accounting Officer
                                       T: (561) 682-7958
                                       E: rleist@ocwen.com
                                          ----------------


                      OCWEN FINANCIAL CORPORATION ANNOUNCES
                          FIRST QUARTER 2004 NET INCOME


West Palm Beach, FL - (May 6, 2004) Ocwen Financial Corporation (NYSE:OCN) today reported net income for the first quarter of 2004 of $6.8 million or $0.10 per share compared to a net loss of $(8.4) million or $(0.13) per share for the first quarter of 2003.

Chairman and CEO William C. Erbey stated, "Our results reflect improvement across the board in our core, non-core and corporate segments. Core business earnings increased $1.0 million or 14% over the same period last year while non-core losses decreased to $(1.7) million from $(2.2) million in 2003, after adjusting for the arbitration settlement in the first quarter of last year. Corporate Items reflected pre-tax income of $0.5 million as compared to a loss of $(3.2) million in the same period last year.

     o Our Residential Servicing business recorded pre-tax income of $5.7 million, reflecting the continuing pressures from prepayments speeds and low interest rates.
     o Our non-core assets were reduced by $33.3 million, primarily reflecting the sale of our 2nd largest asset, partially offset by a $15.5 million mezzanine loan we issued as part of the transaction.
     o Our Commercial Servicing business which includes the results of our international joint venture, Global Servicing Solutions (GSS), achieved profitability earlier than we had anticipated reporting pre-tax income of $0.2 million this quarter.

We are very pleased to announce that on May 4, 2004 we signed a multi-year contract with Aegis Mortgage Corporation to license REALServicing(R) our residential mortgage servicing system. We expect this contract to improve our OTX results in 2004. We are optimistic that we will achieve further reductions in non-core assets during the remainder of this year, and we also believe that we are well positioned for an increase in Servicing results should interest rates increase and prepayment speeds decline."

The Residential Servicing business reported pre-tax income of $5.7 million in the first quarter of 2004 vs. $9.2 million in the 2003 first quarter, reflecting continuing earnings pressure from current low interest rates and rising prepayments in our servicing portfolio. Our first quarter 2004 Servicing results also included increased expenses reflecting costs associated with our property management contract with the United States Department of Veteran's Affairs and as a result of having reassumed, in the fourth quarter of 2003, certain collection activities that had been performed by outside parties. As of March 31, 2004 we were the servicer of approximately 350 thousand loans with an unpaid principal balance (UPB) of $36.6 billion, as compared to approximately 360 thousand loans and $37.7 billion of UPB at December 31, 2003.

Pre-tax losses at OTX were $(1.8) million in the 2004 first quarter compared to a loss of $(3.3) million in the same period of 2003, an improvement of 45%, reflecting both increased revenues and declining expenses.

Ocwen Realty Advisors (ORA) reported pre-tax income of $2.0 million in the first quarter of 2004 as compared to $1.0 million in the first quarter of 2003.

The Unsecured Collections business reported pre-tax income in the first quarter of 2004 of $1.4 million as compared to $1.3 million in 2003.

In our newest business segments, Business Process Outsourcing reported pre-tax income of $0.4 million in the 2004 first quarter as compared to $0.08 million last year. Our Commercial Servicing segment, which includes both domestic servicing activities as well as the results of GSS, achieved pre-tax income of $0.2 million in the first quarter of 2004. The pre tax loss of $(1.4) million in the 2003 first quarter primarily reflected start-up costs for GSS.

Ocwen Financial Corporation
First Quarter Results
May 6, 2004




Our non-core businesses recorded a pre-tax loss of $(1.7) million for the first quarter as compared to a loss of $(12.2) million in 2003. Results for 2003 included an arbitration settlement expense of $10 million. The Corporate Segment reported pre-tax income of $0.5 million in the first quarter of 2004 as compared to a loss of $(3.2) million in the same period last year. Results for 2004 include income of $3.7 million representing interest due on an income tax refund claim, largely offset by corporate expenses, primarily legal fees. Interest expense and technology costs in the corporate segment were substantially reduced in 2004 as compared to 2003.

The pre-tax loss for the first quarter of 2004 in the Commercial Assets business amounted to $(3.2) million as compared to a pre-tax loss of $(2.4) million in the 2003 first quarter. The increased losses in 2004 primarily reflect a valuation allowance on a non-core asset of $1.9 million, as well a loss of $0.6 million on a non-core asset sale, offset by reduced interest expenses of $2.4 million, reflecting the reduced level of assets in 2004. Commercial loans and real estate consisted of 8 assets as of March 31, 2004 with a net book value of $93.5 million as compared to $123.8 million at December 31, 2003, a reduction of $30 million or 24.5%.

The Affordable Housing business reported a pre-tax loss of $(1.0) million in the 2004 first quarter compared to a pre-tax loss of $(2.3) million in the 2003 first quarter. The improvement in 2004 results reflects reduced interest expense due to reduced asset values as well as the absence of loss provisions in 2004, as compared to a provision of $0.4 million in the 2003 first quarter.

Results in the Subprime Finance business reflected pre-tax income of $2.5 million for the 2004 first quarter as compared to a pre-tax loss of $(7.5) million in the 2003 first quarter. Results for the 2003 first quarter include a charge of $10 million related to the conclusion of arbitration. The Company's total trading portfolio of non-investment grade securities, which consists largely of subprime residuals, amounted to $42.2 million at March 31, 2004 as compared to $42.8 million at December 31, 2003.

The Company's net tax expense in the 2004 first quarter was $11 thousand, representing foreign taxes on GSS operations. For 2003, tax expense was $0.3 million, primarily reflecting a tax payment related to investments in non-economic residual securities with no book value.


Ocwen Financial Corporation is a financial services company headquartered in West Palm Beach, Florida. The Company's primary business is the servicing and special servicing of nonconforming, subperforming and nonperforming residential and commercial mortgage loans. Ocwen also specializes in the development of related loan servicing technology and software for the mortgage and real estate industries. Additional information about Ocwen Financial Corporation is available at www.ocwen.com.

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, the progress of reductions in non-core assets, interest rates and the impact of changes in interest rates on the servicing business, and anticipated improvements in results for OTX. Forward-looking statements are not guarantees of future performance, and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: general economic and market conditions, prevailing interest or currency exchange rates, governmental regulations and policies, international political and economic uncertainty, availability of adequate and timely sources of liquidity, uncertainty related to dispute resolution and litigation, federal income tax rates, recognition of deferred tax credits and real estate market conditions and trends, as well as other risks detailed in OCN's reports and filings with the Securities and Exchange Commission, including its periodic reports on Form 10-K for the year ended December 31, 2003. The forward-looking statements speak only as of the date they are made and should not be relied upon. OCN undertakes no obligation to update or revise the forward-looking statements.

Ocwen Financial Corporation
First Quarter Results
May 6, 2004


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (Dollars in thousands, except share data)

For the periods ended March 31,                                                                    2004            2003
------------------------------------------------------------------------------------------     ------------    ------------
Revenue
  Servicing and related fees ...............................................................   $     42,121    $     33,781
  Vendor management fees ...................................................................         13,173           6,588
  Gain (loss) on trading and match funded securities, net ..................................           (643)           (423)
  Valuation gains (losses) on real estate ..................................................         (1,851)            298
  Gain (loss) on sales of real estate ......................................................           (541)             79
  Operating income (losses) from real estate ...............................................              8             772
  Other income .............................................................................          6,621           1,288
                                                                                               ------------    ------------
    Non-interest revenue ...................................................................         58,888          42,383
                                                                                               ------------    ------------

  Interest income ..........................................................................          4,605           6,757
  Interest expense .........................................................................          7,802           9,326
                                                                                               ------------    ------------
    Net interest income (expense) before provision for loan losses .........................         (3,197)         (2,569)
  Provision for loan losses ................................................................           (531)            166
                                                                                               ------------    ------------
    Net interest income (expense) after provision for loan losses ..........................         (2,666)         (2,735)
                                                                                               ------------    ------------
     Total revenue .........................................................................         56,222          39,648
                                                                                               ------------    ------------

Non-interest expense
  Compensation and employee benefits .......................................................         22,033          17,708
  Occupancy and equipment ..................................................................          3,997           2,830
  Technology and communication costs .......................................................          6,669           4,497
  Loan expenses ............................................................................          7,927           3,535
  Loss (gain) on affordable housing properties .............................................            (38)            370
  Professional services and regulatory fees ................................................          5,825          15,284
  Other operating expenses .................................................................          3,057           2,297
                                                                                               ------------    ------------
    Non-interest expense ...................................................................         49,470          46,521
                                                                                               ------------    ------------

Distributions on Company-obligated, mandatorily redeemable securities of subsidiary trust
    holding solely junior subordinated debentures of the Company (Capital Securities) ......             --           1,529
                                                                                               ------------    ------------
Income (loss) before minority interest and income taxes ....................................          6,752          (8,402)
Minority interest in net income (loss) of subsidiaries .....................................            (21)           (263)
Income tax expense .........................................................................             11             307
                                                                                               ------------    ------------
    Net income (loss) ......................................................................   $      6,762    $     (8,446)
                                                                                               ============    ============

Earnings (loss) per share
  Basic ....................................................................................           0.10           (0.13)
  Diluted ..................................................................................           0.10           (0.13)

Weighted average common shares outstanding
  Basic ....................................................................................     67,762,414      67,339,773
  Diluted ..................................................................................     69,093,785      67,339,773

Ocwen Financial Corporation
First Quarter Results
May 6, 2004


                  OCWEN FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (Dollars in thousands, except share data)

                                                                                              March 31,     December 31,
                                                                                                 2004           2003
                                                                                             ------------   ------------
Assets
  Cash and amounts due from depository institutions ......................................   $    314,372   $    215,764
  Interest earning deposits ..............................................................          3,267            324
  Trading securities, at fair value:
     Collateralized mortgage obligations (AAA-rated) and U.S. Treasury securities ........          4,020          6,679
     Subordinates, residuals and other securities ........................................         42,177         42,841
  Real estate ............................................................................         69,464        103,943
  Affordable housing properties ..........................................................          8,151          7,410
  Loans, net .............................................................................         29,234         28,098
  Match funded assets ....................................................................        144,017        130,087
  Premises and equipment, net ............................................................         43,418         41,944
  Advances on loans and loans serviced for others ........................................        322,843        374,769
  Mortgage servicing rights ..............................................................        152,076        166,495
  Receivables ............................................................................         77,002         88,399
  Other assets ...........................................................................         40,219         33,365
                                                                                             ------------   ------------
     Total assets ........................................................................   $  1,250,260   $  1,240,118
                                                                                             ============   ============

Liabilities and Stockholders' Equity
  Liabilities
    Deposits .............................................................................   $    508,238   $    446,388
    Escrow deposits ......................................................................        120,681        116,444
    Bonds - match funded agreements ......................................................        128,166        115,394
    Lines of credit and other secured borrowings .........................................         79,527        150,384
    Notes and debentures .................................................................         56,249         56,249
    Accrued interest payable .............................................................          2,674          4,789
    Accrued expenses, payables and other liabilities .....................................         25,098         31,926
                                                                                             ------------   ------------
     Total liabilities ...................................................................        920,633        921,574
                                                                                             ------------   ------------

  Minority interest in subsidiaries ......................................................          1,392          1,286

  Stockholders' equity
   Common stock, $.01 par value; 200,000,000 shares authorized: 68,123,558 and
     67,467,220 shares issued and outstanding at March 31, 2004 and December 31, 2003,
      respectively .......................................................................            681            675
   Additional paid-in capital ............................................................        229,814        225,559
   Retained earnings .....................................................................         97,171         90,409
   Accumulated other comprehensive income (loss), net of taxes:
     Net unrealized foreign currency translation gain (loss) .............................            569            615
                                                                                             ------------   ------------
       Total stockholders' equity ........................................................        328,235        317,258
                                                                                             ------------   ------------
         Total liabilities and stockholders' equity ......................................   $  1,250,260   $  1,240,118
                                                                                             ============   ============

Ocwen Financial Corporation
First Quarter Results
May 6, 2004

Pre-Tax Income (Loss) by Business Segment
  For the periods ended March 31,                                                    2004            2003
  -----------------------------------------------------------------------------  ------------    ------------
  (Dollars in thousands)
  Core businesses
     Residential Loan Servicing ..............................................   $      5,747    $      9,248
     OTX .....................................................................         (1,771)         (3,301)
     Ocwen Realty Advisors ...................................................          1,958           1,015
     Unsecured Collections ...................................................          1,401           1,317
     Business Process Outsourcing ............................................            397              81
     Commercial Servicing ....................................................            224          (1,381)
                                                                                 ------------    ------------
                                                                                        7,956           6,979
                                                                                 ------------    ------------
  Non-core businesses
     Commercial Assets .......................................................         (3,241)         (2,428)
     Affordable Housing ......................................................           (973)         (2,280)
     Subprime Finance ........................................................          2,504          (7,485)
                                                                                 ------------    ------------
                                                                                       (1,710)        (12,193)
                                                                                 ------------    ------------
  Corporate Items and Other .................................................             506          (3,188)
                                                                                 ------------    ------------
  Income (loss) before minority interest and income taxes ...................    $      6,752    $     (8,402)
                                                                                 ============    ============

Non-Core Assets
                                                                                   March 31,     December 31,
  (Dollars in thousands)                                                             2004            2003
                                                                                 ------------    ------------
  Loans, net
     Affordable housing ......................................................   $      3,612    $      6,545
     All other ...............................................................         25,622          21,553
  Real estate ...............................................................          69,464         103,943
  Subordinates, residuals and other trading securities ......................          42,177          42,841
  Affordable housing properties .............................................           8,151           7,410
                                                                                 ------------    ------------
     Total non-core assets ...................................................   $    149,026    $    182,292
                                                                                 ============    ============

Interest Income and Expense
  For the periods ended March 31,                                                    2004            2003
  -----------------------------------------------------------------------------  ------------    ------------
  (Dollars in thousands)
  Interest income
     Interest earning cash and other .........................................   $        114    $         50
     Federal funds sold and repurchase agreements ............................            392             318
     Trading securities ......................................................          3,238           4,865
     Loans ...................................................................            460             372
     Match funded loans and securities .......................................            401           1,152
                                                                                 ------------    ------------
                                                                                        4,605           6,757
                                                                                 ------------    ------------
  Interest expense
     Deposits ................................................................          4,038           4,865
     Securities sold under agreements to repurchase ..........................             --               3
     Bonds - match funded agreements .........................................          1,027           1,306
     Lines of credit and other secured borrowings ............................          1,208             856
     Notes and debentures ....................................................          1,529           2,296
                                                                                 ------------    ------------
                                                                                        7,802           9,326
                                                                                 ------------    ------------

     Net interest income (expense) before provision for loan losses ..........   $     (3,197)   $     (2,569)
                                                                                 ============    ============